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                                                                   EXHIBIT 10.55

                              SETTLEMENT AGREEMENT
                              --------------------

     This Settlement Agreement dated and effective as of October 1, 2000, (the "Effective Date") by and among SYMBOL TECHNOLOGIES, INC., a Delaware corporation, and its subsidiaries and affiliates, (collectively "Symbol") having its principal place of business at One Symbol Plaza, Holtsville, NY 11742-1300; and PSC INC., a New York corporation, and its subsidiaries and affiliates, (collectively "PSC"), having its principal place of business at 675 Basket Road, Webster, New York, 14580, including its wholly owned subsidiary PSC SCANNING, INC. (formerly named "SPECTRA-PHYSICS SCANNING SYSTEMS, INC., hereinafter referred to as "SPSSI") a Delaware corporation, having its principal place of business at 959 Terry Street, Eugene, OR 97402.

                                    RECITALS
                                    --------

     WHEREAS, Symbol is, and has been engaged in the design, development, manufacture and sale of electronic equipment, including laser scanning bar code readers, and more particularly, laser scanning "scan engine" subassemblies of various types as well as bar code readers in the form of finished products and is the owner of various U.S. and foreign patents pertaining to such laser scanning subassemblies and readers;

     WHEREAS, PSC is, and has been engaged in the design, development, manufacture and sale of electronic equipment, including laser scanning bar code readers, and more particularly, laser scanning "scan engine" subassemblies of various types as well as bar code readers in the
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form of finished products and is the owner of various U.S. and foreign patents pertaining to such laser scanning subassemblies and readers;

     WHEREAS, on March 30, 1995, PSC and Symbol amended a license agreement between the parties which is dated March 6, 1991 (such agreement, as amended, being hereinafter referred to as the "1991 PSC-Symbol Agreement"), and at the same time entered into a second license agreement dated March 30, 1995 (the "1995 PSC-Symbol Agreement") pertaining to the license and option to license patents of both parties;

     WHEREAS, Symbol and SPSSI are also parties to (i) a license agreement of October 1, 1985; and (ii) an agreement dated January 1, 1995, which amends the 1985 license agreement and provides for the license of certain other Symbol patents to SPSSI (such agreements being collectively referred to as the "Spectra Agreements");

     WHEREAS, in 1996, PSC Inc. purchased SPSSI and SPSSI became a wholly-owned subsidiary of PSC Inc.;

     WHEREAS, on April 1, 1996, PSC Inc. commenced suit against Symbol in the United States District Court for the Western District of New York, (Civil Action 96 Civ. 6152T) asserting claims against Symbol for alleged violations of the federal antitrust laws, the Lanham Act, unfair competition and also seeking a declaratory judgment of non-infringement and invalidity as to certain Symbol patents, and Symbol counterclaimed for patent infringement, breach of contract and fraud;

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     WHEREAS, Symbol brought an action against Data General Corporation ("Data
General")(now part of EMC Corporation) for infringement of United States Letters Patent Nos. 4,758,717; 5,130,520; 5,262,628; 5,396,055; 5,532,469; 5,144,120;
5,254,844; 5,401,948; and 5,558,332, and Data General asserted counterclaims against Symbol, which claims are currently pending in the Western District of New York, Civil Action No. 96-CV-6314T (the "Data General Litigation");

     WHEREAS, on March 14, 2000, Symbol commenced suit against PSC in the United States District Court for the Eastern District of New York (Civil Action 00 Civ 1432 JS) asserting claims for patent infringement under two unlicensed Symbol patents;

     WHEREAS, the parties are desirous of (i) settling the aforementioned pending litigations and resolving the disputes between them, including the amount of the obligation due to Symbol by PSC for unpaid royalties; (ii) simplifying the computation of royalties due to Symbol by PSC under the various applicable license agreements as a matter of mutual business and accounting convenience by entering into an Amendment in the form attached hereto as Exhibit B; and (iii) entering into agreements wherein Symbol and PSC each agree to supply products to the other in accordance with the terms of the agreements set forth as Exhibits C and D (collectively, the "Master Purchase Agreements");

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereby agree as follows:

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ARTICLE 1 - RELEASE AND SATISFACTION
------------------------------------

1.1 In consideration for entry into this Settlement Agreement and in settlement of all disputes between the parties arising out of events occurring prior to November 20, 2000, each party hereby releases and discharges any and all claims or demands, of any type or description, whether known or unknown, that have been asserted or could have been asserted against the other party as of November 20, 2000, except for the contractual obligations due under the Operative Documents as of, or after, the Effective Date.

1.2 The release set forth in Section 1.1 shall not excuse PSC's obligation to make payments of sums payable to Symbol arising from the sale, use or lease of Royalty Bearing Products by PSC after the Effective Date.

1.3 In further consideration for entry into this Settlement Agreement, Symbol is discontinuing the Data General Litigation without prejudice, and Data General is dismissing its counterclaims with prejudice, through the filing of the Stipulation of Dismissal appended hereto as Exhibit E.

1.4 In full and complete satisfaction of all damages and costs, including those in Civil Action 96 Civ. 6152 T, Civil Action 96-CV-6314T, and Civil Action 00- 1432 JS, PSC shall transfer to Symbol the following:

     (I) Cash Payment: On or before November 30, 2000, PSC shall pay Symbol the sum of monies equivalent to the appropriate royalty payable under the Spectra Agreements, as they read prior to the amendments effected by Exhibit B, for the quarter ending September 30, 2000.

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     (II) Note: The Note in the form attached hereto as Exhibit G for the sum of two million dollars ($2,000,000.00);

    (III) Other Consideration: Provide such other consideration as is contemplated in accordance with the terms of the Operative Documents (hereinafter defined) and the Exhibits thereto.

1.5 The parties agree to, and shall have executed by their respective attorneys and shall submit to the designated Court for entry within 10 days from November 20, 2000, papers in the form as set forth in the attached Exhibits A and E.

ARTICLE 2 - AMENDMENT OF LICENSES
---------------------------------

   PSC Inc., PSC Scanning Inc. and Symbol shall execute and deliver the Amendment to the Spectra Agreement in the form attached hereto as Exhibit B.

ARTICLE 3 - MASTER PURCHASE AGREEMENTS
--------------------------------------

   PSC and Symbol shall execute and deliver the Master Purchase Agreements in the form attached hereto as Exhibits C and D. The Master Purchase Agreements, License Amendment and this Agreement shall constitute the "Operative Documents."

ARTICLE 4 - ACKNOWLEDGEMENT
---------------------------

     The parties acknowledge that this Settlement Agreement is entered into, and the amount of the consideration and the specific amendment to the Spectra Agreements have been negotiated

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between the parties and determined in light of many business, accounting, financial and tax interests of the parties. Moreover, Symbol and PSC believe it is mutually advantageous in the context of this Settlement Agreement to provide renewable Master Purchase Agreements so that the parties have the assurance of continued access to the products of the other party as more fully set forth in the Master Purchase Agreements.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
------------------------------------------

5.1 Each of the parties hereto represents and warrants to the other that such party is duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation, that it has all requisite corporate power and authority to enter into the Operative Documents, that its execution, delivery and performance of the Operative Documents have been duly authorized by all necessary corporate actions and that the Operative Documents constitute the valid and binding obligations of such party enforceable against such party in accordance with their terms.

5.2 PSC represents and warrants that it has paid or will pay on or before November 30, 2000 to Symbol the royalty (i) on all DI Modules and all Handheld Scanners incorporating DI Modules sold prior to the Effective Date and on all Portable Integrated Scanning Terminals incorporating DI Modules sold after October 1, 1998, except for payments due under Section 7.2 of this Agreement, and (ii) on all Royalty Bearing Products under the Spectra Agreements due as of September 30, 2000.

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ARTICLE 6 -   SPECIFIC PERFORMANCE
------------  --------------------

     PSC and Symbol each acknowledge that the other will not have an adequate remedy at law in the event of any breach of this Settlement Agreement and that such other party shall have the right, in such event, in addition to any other rights it may have, to specific performance of this Settlement Agreement (without the need to prove irreparable harm, actual damages or to post bond or furnish any other security).


ARTICLE 7 - DI MODULE
---------------------

7.1 As of November 20, 2000, PSC will immediately cease and desist manufacturing, having manufactured, leasing, selling and/or causing to be sold or distributed the DI Module, either alone or as a component part of a finished product, except that PSC may supply any customer who purchased a DI Module, or a handheld laser scanner or a portable integrated scanning terminal incorporating a DI Module, prior to the Effective Date, with a DI Module for repair or replacement (e.g., breakage under warranty). As used herein the "DI Module" means PSC's DI-1000 family of scan engines sold by PSC prior to the Effective Date, any other PSC direct illumination scan engine that had been developed or was under development as of the Effective Date, and any colorable imitation of the DI-1000 family of Scan Engines whose sale would constitute contempt of court were there an injunction against the DI Module. This section shall not be deemed to preclude or otherwise diminish any rights PSC may have under any of the direct illumination patents licensed to PSC for the manufacture of Fixed Mount Retail Mini-Slot and Bi-Optic Scanners (as defined in Paragraph 17 of the License

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     Agreement), including without limitation the right to employ any form of direct illumination technology (whether or not currently existing in a DI Module) within such scanners.

7.2 PSC shall pay, on or before November 30, 2000, the sum of $28,067.00 representing: i) a 3% royalty on all DI Modules and Handheld Scanners incorporating DI Modules sold prior to the Effective Date on which PSC has not yet paid a royalty and ii) a royalty of $112.50 for each DI-1000 sold after October 1, 1998 by PSC to Data General or to any other party which was not an express licensee of Symbol's `717 Patent Family (as defined below) for integration into a Portable Integrated Scanning Terminal. Subject to the filing of the Stipulation of Dismissal in Exhibit E, Symbol waives all claims for past damages, fees and costs with respect to the Data General Terminals and their use by Data General customers and the Portable Integrated Scanning Terminals of any other party incorporating a DI Module and the use of those terminals by such parties and their customers. Prior to November 20, 2000, PSC will identify to Symbol all customers who purchased over 500 DI Modules. As used herein, "Portable Integrated Scanning Terminal" means a bar code scanning device including an integrated display and/or integrated manual data input, including but not limited to a keyboard, that is covered by U.S. Patent No. 4,758,717 or a continuation or divisional thereof (the " '717 Patent Family"). "Data General Terminal" shall mean any Portable Integrated Scanning Terminal being sold by Data General as of the Effective Date which utilizes or incorporates a DI Module, and any colorable imitation thereof whose sale would constitute contempt of court were there an injunction against the Data General Terminal. As used herein, "HandHeld Scanners" shall mean any device (i) which is capable of reading and/or decoding bar codes, and (ii) which is designed to be portable and to be held, worn or carried by the

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     operator while performing bar code reading or decoding; and (iii) which contains a laser light source used to scan the bar code being read and/or decoded.

7.3 Upon Data General's request, Symbol shall enter into a license agreement to enable Data General to manufacture and sell Portable Integrated Scanning Terminals, upon the same terms and conditions as are contained in the draft license agreement forwarded to PSC by Symbol by fax dated December 6, 1995, a copy of which was produced by PSC in the Symbol/PSC WDNY Action as document number PCL 6682-6692; except that the license agreement will include all five '717 Family patents asserted against Data General in the Data General Litigation, and would extend over the lifetime of all such patents.


ARTICLE 8- MISCELLANEOUS
------------------------

8.1  Entire Agreement. This Settlement Agreement, including all of the attached
     ----------------
     Exhibits referenced herein, constitutes the entire agreement and understanding between the parties as to the subject matter thereof, and supersedes and replaces all prior or contemporaneous arrangements, written or oral, as to the subject matter. This Settlement Agreement may be changed only in writing stating that it is an amendment or modification to this Settlement Agreement, and signed by an authorized representative of each of the parties hereto.

8.2  Notices. All notices to be given under this Settlement Agreement shall be
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     sent by certified mail, return receipt requested, or by a nationally recognized overnight courier, directed to the party in question at the respective addresses set forth below, provided, however, that such addresses may be changed by written notice thereof to the other parties:

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          If to Symbol Technologies, Inc.:

               Leonard H. Goldner, Esq.
               Senior Vice President, General Counsel &
                Secretary
               Symbol Technologies, Inc.
               One Symbol Plaza
               Holtsville, NY  11742

          If to PSC Inc.:

               Elizabeth J. McDonald, Esq.
               Vice President and Corporate Counsel
               PSC Inc.
               675 Basket Road
               Webster, NY  14580


8.3  Unenforceability. Any term or provision of this Settlement Agreement which
     ----------------
     is held to be invalid or unenforceable or in conflict with the law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity of the remaining terms and provisions of this Settlement Agreement or affecting the validity or enforceability of any of the terms and provisions of this Settlement Agreement in any other jurisdiction. Further, the parties agree that a court of competent jurisdiction in a particular jurisdiction may reform a specific term of this Settlement Agreement should the applicability of such term or provision be held invalid or unenforceable in that jurisdiction so as to reflect the intended agreement of the parties hereto solely with respect to the applicability of such provision in said jurisdiction.

8.4  Cure Period. In the event it is determined that PSC has underpaid any of
     -----------
     the amounts due Symbol under one or more of sections 1.4 (I) (provided it is the result of a good faith error), 5.2 and 7.2 of this Settlement Agreement, PSC shall have 45 days from receiving written notice in accordance with the terms of this Settlement Agreement in which to cure any such

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     underpayment. In the event such payments are made in accordance with this section, PSC shall not be deemed to be in breach of this Settlement Agreement by reason of the underpayment. Notwithstanding anything herein to the contrary, Symbol shall, in accordance with the terms of the Spectra Agreements, as amended, have the right to audit any royalty amounts due under sections 1.4(I), 5.2 and 7.2 and receive payments due thereunder and such amounts shall be subject to interest payments. This auditing right shall be limited in scope to the period subsequent to the last audit performed by Symbol (in 1999), performed for the purpose of calculating royalties due under sections 1.4(I), 5.2 and 7.2 of this Settlement Agreement, and performed within 12 months from the date of this Settlement Agreement. In the event such audit determines that PSC has overpaid said amounts due Symbol then such overpayments shall be treated as a credit against future royalty payments.

8.5  Press Release. On November 20, 2000, Symbol and PSC shall issue the joint
     -------------
     press release attached hereto as Exhibit F. Except as may be required by law or regulation, any additional press release pertaining to this Settlement Agreement shall be made only after consultation with and consent of the other party (whose consent shall not be unreasonably withheld).

8.6  Release. Neither this Settlement Agreement nor any provision thereof may be
     -------
     released, discharged, waived, abandoned or modified in any manner, except by an instrument in writing signed on behalf of both of the parties hereto by their duly authorized officers or representative.

8.7  Waiver. Any waiver of a default or condition hereof by either party shall
     ------
     not be deemed a continuing waiver of such default or condition. Any delay or omission by either party to exercise any right or remedy under this Settlement Agreement shall not be construed to be a waiver of any such right or remedy or any right hereunder. All of the rights of either party

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     under this Settlement Agreement shall be cumulative and may be exercised separately or concurrently.

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8.8  Grammar. Where the context of this Settlement Agreement requires, singular
     -------
     terms shall be considered plural, and plural terms shall be considered singular.

8.9  Choice of Law. This Settlement Agreement shall be governed by, performed
     -------------
     under and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

8.10 Attorneys Fees. Each of the parties shall pay its own costs and attorneys'
     --------------
     fees.

     In WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be duly executed as of the date and year written above.


SYMBOL TECHNOLOGIES, INC.                    PSC INC.

By:                                          By:
    --------------------------                   --------------------------
Title:                                       Title:
      ------------------------                     ------------------------
Date:                                        Date:
     -------------------------                    -------------------------

PSC SCANNING, INC.

By:
   ---------------------------
Title:
      ------------------------
Date:
     -------------------------

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